China Direct to Increase Magnesium Manufacturing Capacity by
                 20,000 Tons per Year through New Joint Venture

Boca Raton, Florida- May 30, 2007 (PR Newswire) - China Direct, Inc. (OTCBB:
CHND), a firm maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities, has signed an agreement to acquire 52% of Shanxi Jinwei Magnesium Company, Limited ("Jinwei").

Under the terms of the agreement, CDI China, Inc., a wholly owned subsidiary of China Direct, will acquire 52% ownership interest in Jinwei, a newly created company, in consideration for an investment of working capital.

The remaining 48% of the project will be owned by two Chinese entities, Taiyuan Yiwei Magnesium Company, Limited and Shanxi Senrun Coal Chemistry Company, Limited, who will contribute facilities currently under construction and energy resources for production. Upon completion of the joint venture, Jinwei will produce 20,000 tons of magnesium per year, with the first phase of production anticipated to come on line in the 4th quarter of 2007. The first phase of the project is slated to run at an annualized production capacity of 12,000 tons of magnesium. The second phase of the project, expected to be operational sometime in 2008, will yield an additional 8,000 tons of magnesium per year. Upon commencement of full operations, it is estimated that Jinwei will generate an additional $45 to $55 million in annual sales capacity.

Dr. James Wang, CEO of China Direct, stated, "We are very excited about our position in this industry, as worldwide demand for magnesium continues to remain strong and China supplies approximately 80% of the world's production. Management believes this joint venture will strengthen our position as a leading worldwide producer as we devote more resources in the magnesium industry. We believe that the Shanxi Provincial Government's decision to force the closure of all magnesium production facilities using coal by December 31, 2007 will significantly impact the worldwide supply of magnesium and make our current and new production facilities much more valuable in the coming years. Magnesium prices were up about 20% to 30% in the second quarter of 2007 and we believe this trend will continue as supply is removed from the marketplace faster than new government approved facilities can replace that supply."

Dr. Wang concluded, "Magnesium is the lightest metal in commercial use, allowing for the development of many innovative products and features. We expect that an infusion of working capital, coupled with strong operational and financial management support, will enable our magnesium division to emerge as a leading force in this growing worldwide industry. This acquisition demonstrates China Direct's commitment to effectively deploying our business resources toward the goal of building strong and powerful business segments within our organization."

About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND) maintains active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities. China Direct provides a platform to develop and nurture these entities as they expand their businesses globally. As your direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced way. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.
Alan Sheinwald, Partner
Tel: (914) 669-0222
Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.
Richard Galterio, Executive Vice President
Tel: 1-877-China-57
Email: Richard@cdii.net